Exhibit 99.1
Financial News Release
For Immediate Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com
www.pixelworks.com
Conference Call at 2 p.m. PDT, October 24, 2007 – Pixelworks will host a conference call at 2 p.m. PDT, October 24, 2007, which can be accessed by calling 617-847-8708 and using pass code 96373435. The Web broadcast can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on October 29, 2007, and can be accessed by calling 617-801-6888 and using pass code 91245070.
Pixelworks Reports Third Quarter 2007 Financial Results
Revenue up 5% sequentially;
Year over year expense reductions of 34% narrow loss
Tualatin, Ore., October 24, 2007 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the third quarter ended September 30, 2007.
     Third quarter 2007 revenue was $28.1 million, an increase of 4.6 percent sequentially from $26.9 million in the second quarter of 2007, and a decrease of 22.5 percent from $36.3 million in the third quarter of 2006. The sequential increase in revenue was due primarily to strength in the Company’s core projector and advanced television businesses.
     Third quarter 2007 GAAP gross profit margin was 43.0 percent, compared to 43.1 percent in the second quarter of 2007 and 37.5 percent in the third quarter of 2006. Cost of sales included restructuring charges and non-cash expenses of $0.7 million in the third quarter of 2007, $0.8 million in the second quarter of 2007 and $0.7 million in the third quarter of 2006. Third quarter 2007 non-GAAP gross profit margin was 45.7 percent, compared with 46.0 percent in the second quarter of 2007 and 39.6 percent in the third quarter of 2006.
     Third quarter 2007 GAAP operating expenses were $16.4 million, down $3.0 million from $19.4 million in the second quarter of 2007 and down $7.9 million from $24.3 million in the third quarter of 2006. Third quarter 2007 GAAP operating expenses included $1.6 million in restructuring charges and $1.3 million in non-cash expenses; second quarter 2007 GAAP operating expenses included $2.6 million in restructuring charges and $1.5 million in non-cash
—more—

Pixelworks Reports Third Quarter 2007 Financial Results
October 24, 2007

expenses; and third quarter 2006 GAAP operating expenses included $1.9 million in restructuring charges and $2.2 million in non-cash expenses.
     Non-GAAP operating expenses were $13.4 million in the third quarter of 2007, down $1.8 million from $15.3 million in the second quarter of 2007, and down $6.8 million from $20.2 million in the third quarter of 2006. The significant decrease in GAAP and non-GAAP operating expenses was a direct result of the accelerated implementation of the Company’s restructuring plans, which are focused on returning Pixelworks to profitability.
     Third quarter 2007 GAAP net loss was $(4.4) million, or $(0.09) per share, compared to $(7.6) million, or $(0.16) per share in the second quarter of 2007 and $(10.1) million, or $(0.21) per share in the third quarter of 2006. Third quarter 2007 non-GAAP net loss decreased to $(0.9) million, or $(0.02) per share, compared to $(2.7) million, or $(0.06) per share in the second quarter of 2007 and $(5.2) million, or $(0.11) per share in the third quarter of 2006.
     Under its previously announced stock repurchase program, the Company has repurchased approximately 2.2 million shares through October 23, 2007.
     “During the third quarter we continued to make progress against our strategy to lower Pixelworks’ expense structure and to develop new products that address both current and future markets. Both are important areas of focus, as we are committed to making the Company profitable while investing in the products that will drive future growth,” said Hans Olsen, President and CEO of Pixelworks.
     “With difficult restructuring efforts now largely behind us and our expense base reduced by one third, Pixelworks is well ahead of schedule in rebalancing our expenses to match current revenue opportunities. We will continue to carefully manage our expenses as we develop industry leading pixel processing technologies for the digital projection and flat panel LCD markets,” concluded Olsen.
Business Outlook for Fourth Quarter 2007
     The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after September 30, 2007 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The
—more—

Pixelworks Reports Third Quarter 2007 Financial Results
October 24, 2007

Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
     The Company expects to record a GAAP net loss per share in the fourth quarter of 2007 of $(0.05) to $(0.11) and to record non-GAAP net income (loss) per share of $0.02 to $(0.03), based on the following estimates:
▪	The Company anticipates fourth quarter revenue of $25 million to $27 million. Revenue is highly dependent on a number of factors including, but not limited to, consumer confidence and spending, seasonality in the consumer electronics market, general economic conditions, the Company’s ability to secure additional design wins, timely customer transition to new product designs, new product introductions, production yields, growth rates in the advanced television, multimedia projector, advanced media processor, and LCD monitor and panel markets, levels of inventory at distributors and customers, and supply of products from third party foundries.

▪	GAAP gross profit margin of approximately 41.5 to 43.5 percent. Non-GAAP gross profit margin of approximately 44.0 to 46.0 percent, which excludes an estimated $0.8 million for the amortization of acquired intangible assets, restructuring charges and stock-based compensation. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels and product mix, new product yields, and inventory and warranty reserve changes.

▪	GAAP operating expenses of $14.1 million to $15.6 million and non-GAAP operating expenses of $11.5 million to $12.5 million. Non-GAAP operating expenses exclude approximately $2.6 million to $3.1 million in expenses for stock-based compensation, restructuring charges and amortization of acquired intangible assets.

▪	Interest and other income, net of approximately $550,000 on both a GAAP and non-GAAP basis.

▪	A tax provision of approximately $500,000 on both a GAAP and non-GAAP basis.
About Pixelworks, Inc.
     Pixelworks, headquartered in Tualatin, Oregon, is an innovative provider of powerful video and pixel processing technology for manufacturers of digital projectors and flat panel display products. Pixelworks’ flexible design architecture enables our unique technology to
—more—

Pixelworks Reports Third Quarter 2007 Financial Results
October 24, 2007

produce outstanding image quality in our customers’ display products in a range of solutions including system-on-chip ICs, co-processor and discrete ICs. At design centers in Shanghai and San Jose, Pixelworks engineers relentlessly push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
     For more information, please visit the Company’s Web site at www.pixelworks.com.
#####
     Pixelworks® and the Pixelworks logo® are trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross profit margins, operating expenses and net income (loss) which exclude restructuring charges, acquisition-related items, goodwill and intangible asset impairments, stock-based compensation expense, and a gain on the repurchase of long-term debt, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.
Safe Harbor Statement
     This release contains statements, including the statements in the “Business Outlook for Fourth Quarter 2007” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the advanced television, multimedia projector, advanced media processor, and LCD panel and monitor markets; changes in consumer confidence or spending; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; the success of our products in expanded markets; success in achieving operating efficiencies from our restructuring efforts, our efforts to achieve profitability and a positive EBITDA, competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete inventory and variations in inventory valuation; our product mix; new product yield rates, changes in regional demand for our product, non-acceptance of the combined technologies by leading manufacturers; changes in the recoverability of intangible assets and long lived assets; supply of products from third party foundries; and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.
— Financial Tables Follow —

Pixelworks Reports Third Quarter 2007 Financial Results
October 24, 2007

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenue, net	$28,133	$36,309	$79,010	$103,778
Cost of revenue (1)	16,025	22,694	45,447	87,059

Gross profit	12,108	13,615	33,563	16,719

Operating expenses:
Research and development (2)	8,962	13,981	30,612	43,974
Selling, general and administrative (3)	5,697	8,391	20,235	26,884
Restructuring	1,645	1,858	7,048	2,751
Amortization of acquired intangible assets	89	90	269	513
Impairment loss on goodwill	—	—	—	133,739
Impairment loss on acquired intangible assets	—	—	—	1,753

Total operating expenses	16,393	24,320	58,164	209,614

Loss from operations	(4,285)	(10,705)	(24,601)	(192,895)

Interest income	1,454	1,521	4,425	4,241
Interest expense	(658)	(667)	(2,003)	(2,041)
Amortization of debt issuance costs	(165)	(166)	(496)	(502)
Gain on repurchase of long-term debt, net	—	—	—	3,009

Interest and other income, net	631	688	1,926	4,707

Loss before income taxes	(3,654)	(10,017)	(22,675)	(188,188)

Provision for income taxes	775	87	1,796	540

Net loss	$(4,429)	$(10,104)	$(24,471)	$(188,728)

Net loss per share — basic and diluted	$(0.09)	$(0.21)	$(0.50)	$(3.92)

Weighted average shares outstanding — basic and diluted	48,921	48,414	48,853	48,175

____________________
(1) Includes:
Amortization of acquired developed technology	$705	$705	$2,115	$3,382
Restructuring	11	—	147	—
Stock-based compensation	22	43	70	162
Impairment loss on acquired developed technology	—	—	—	21,330
Amortization of acquired inventory mark-up	—	—	—	26
(2) Includes stock-based compensation	538	831	1,718	3,088
(3) Includes stock-based compensation	684	1,325	2,633	4,172

—more—

Pixelworks Reports Third Quarter 2007 Financial Results
October 24, 2007

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Reconciliation of GAAP and non-GAAP gross profit

GAAP gross profit	$12,108	$13,615	$33,563	$16,719

Amortization of acquired developed technology	705	705	2,115	3,382
Restructuring	11	—	147	—
Stock-based compensation	22	43	70	162
Impairment loss on acquired developed technology	—	—	—	21,330
Amortization of acquired inventory mark-up	—	—	—	26

Total reconciling items included in cost of revenue	738	748	2,332	24,900

Non-GAAP gross profit	$12,846	$14,363	$35,895	$41,619

Non-GAAP gross profit margin	45.7%	39.6%	45.4%	40.1%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$16,393	$24,320	$58,164	$209,614

Reconciling item included in research and development:
Stock-based compensation	538	831	1,718	3,088
Reconciling item included in selling, general and administrative:
Stock-based compensation	684	1,325	2,633	4,172
Restructuring	1,645	1,858	7,048	2,751
Amortization of acquired intangible assets	89	90	269	513
Impairment loss on goodwill	—	—	—	133,739
Impairment loss on acquired intangible assets	—	—	—	1,753

Total reconciling items included in operating expenses	2,956	4,104	11,668	146,016

Non-GAAP operating expenses	$13,437	$20,216	$46,496	$63,598

* -	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of acquisition-related items, goodwill and intangible asset impairments, restructuring charges, stock-based compensation expenses, and a gain on the repurchase of long-term debt. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

—more—

Pixelworks Reports Third Quarter 2007 Financial Results
October 24, 2007

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Reconciliation of GAAP and non-GAAP net loss

GAAP net loss	$(4,429)	$(10,104)	$(24,471)	$(188,728)

Reconciling items included in cost of revenue	738	748	2,332	24,900
Reconciling items included in operating expenses	2,956	4,104	11,668	146,016
Gain on repurchase of long-term debt, net	—	—	—	(3,009)
Tax effect of non-GAAP adjustments	(134)	39	(123)	98

Non-GAAP net loss	$(869)	$(5,213)	$(10,594)	$(20,723)

Non-GAAP net loss per share — basic and diluted	$(0.02)	$(0.11)	$(0.22)	$(0.43)

Non-GAAP weighted average shares outstanding — basic and diluted	48,921	48,414	48,853	48,175

* -	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of acquisition-related items, goodwill and intangible asset impairments, restructuring charges, stock-based compensation expenses, and a gain on the repurchase of long-term debt. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

—more—

Pixelworks Reports Third Quarter 2007 Financial Results
October 24, 2007

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$73,643	$63,095
Short-term marketable securities	35,933	53,985
Accounts receivable, net	8,669	9,315
Inventories, net	15,512	13,809
Prepaid expenses and other current assets	2,800	6,374

Total current assets	136,557	146,578

Long-term marketable securities	11,146	17,504
Property and equipment, net	13,254	21,931
Other assets, net	7,525	9,287
Debt issuance costs, net	2,426	2,922
Acquired intangible assets, net	7,165	9,549

Total assets	$178,073	$207,771

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,159	$8,093
Accrued liabilities and current portion of long-term liabilities	16,106	19,319
Current portion of income taxes payable	681	10,997

Total current liabilities	23,946	38,409

Long-term liabilities, net of current portion	2,319	7,414
Income taxes payable, net of current portion	9,904	—
Long-term debt	140,000	140,000

Total liabilities	176,169	185,823

Shareholders’ equity	1,904	21,948

Total liabilities and shareholders’ equity	$178,073	$207,771